FOR IMMEDIATE RELEASE

Contact: James R. Love
         Executive Vice President - Chief Financial Officer
         (201) 703-3400

              CAREINSITE IN DISCUSSIONS WITH STRATEGIC PARTNERS

          CAREINSITE ANNOUNCES FOURTH QUARTER AND YEAR-END RESULTS

      ELMWOOD PARK, NJ, August 24, 1999--CareInsite, Inc. (NASDAQ: CARI), today announced financial results for the fourth quarter and year ended June 30, 1999. For the three months ended June 30, 1999, revenues were $1,151,000. There were no revenues in the comparable prior year period. Excluding the effect of a charge of $1,800,000 or $0.03 per share relating to litigation expenses, net loss for the fourth quarter was $(5,517,000) or $(0.09) per share compared with a net loss of $(2,545,000) or $(0.05) per share for the comparable prior year period.

      For the year ended June 30, 1999, revenues were $1,364,000. There were no revenues in the prior year. Excluding the effect of a charge of $4,300,000 or $0.08 per share relating to litigation expenses, and a charge of $2,381,000 or $0.04 per share relating to a previously announced one-time write-off of capitalized software costs, net loss for the fiscal year was $(16,117,000) or $(0.29) per share compared with a net loss of $(10,335,000) or $(0.21) per share for the prior year.

      CareInsite also announced today that it is in advanced stages of negotiations regarding certain key strategic transactions which the Company anticipates will be finalized within the next two weeks. Martin J. Wygod, Chairman of CareInsite, said, "These strategic transactions will substantially strengthen CareInsite's relationships with key payers and trading partners, as well as broaden CareInsite's product offering. CareInsite believes that these transactions, if consummated, together with other significant initiatives underway at Medical Manager, will materially benefit CareInsite." CareInsite cautioned that there can be no assurances that these transactions will be completed.

      Commenting on the quarter and year-end results, Paul Suthern, President and CEO, said, "The last few months have been extremely busy and exciting at CareInsite. In addition to completing a successful initial public offering in June, we continued to execute on our strategy of signing long-term comprehensive contracts with leading healthcare payers and aggregating a critical mass of clinically-active physicians. During the fourth quarter, we added Horizon Blue Cross Blue Shield of New Jersey, Caremark, National Prescription Administrators and Prudential HealthCare to our growing list of regional and national payers. With these additions, our all-payer network now represents the majority of the commercially insured lives in the New York metropolitan area and New Jersey."

      During the fourth quarter, CareInsite acquired Med-Link Technologies, Inc., a regional healthcare claims clearinghouse, and integrated its capability to connect physicians and payers for the exchange of important administrative information into CareInsite's broad product suite. In addition, CareInsite has entered into agreements that allow it to provide its services to approximately 180,000 physicians. This includes an exclusive long term agreement with Medical Manager to provide CareInsite's full suite of clinical and managed care communication services to Medical Manager's installed base of 130,000 physicians. Paul Suthern said, "Beginning in September, physicians in the New York metropolitan area will be able to access CareInsite's network to begin communicating with the region's largest payers. As our full product suite is rolled out, physicians will be able to place prescription and laboratory orders securely and confidentially online and have their orders reviewed in the context of clinical rules and treatment guidelines specific to each patient's benefit plan. For the first time, physicians will be able to communicate with health plans in a way that is truly integrated into the workflow of their practice."

      CareInsite completed the initial public offering of its common stock on June 21, 1999 and is now a publicly held subsidiary of Medical Manager Corporation (NASDAQ: MMGR). Medical Manager owns approximately 72% of the outstanding shares of CareInsite.

      CareInsite also noted that the earnings restatement announced today by Medical Manager Health Systems, Inc., a wholly-owned subsidiary of Medical Manager Corporation, will not impact the financial results of CareInsite.

      The Company currently has approximately $119 million in cash and marketable securities to be used for general corporate purposes, as well as acquisitions and other strategic transactions.

      CareInsite, Inc. provides innovative healthcare network and e-commerce services that leverage Internet technology to enable the confidential exchange of clinical, administrative and financial information between physicians and their affiliated payers, patients, providers and suppliers. The Company's services are designed to improve the quality of patient care and reduce the administrative and clinical costs of the health plans. CareInsite's services are designed to help reduce the enormous administrative burden physicians face in today's fragmented healthcare marketplace.

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A report on CareInsite's financial results for the quarter and fiscal year ended
June 30, 1999 is as follows:


                                CAREINSITE, INC.
                          SUMMARY FINANCIAL INFORMATION
                                  JUNE 30, 1999
                       IN THOUSANDS, EXCEPT PER SHARE DATA

                                     Three Months Ended            Year Ended
                                          June 30,                  June 30,
                                     1999(a)       1998         1999(a)(b)  1998
                                     ----          ----         ----        ----
Revenues                           $ 1,151           --      $  1,364         --

Loss from operations                (7,470)      (2,585)      (23,061)   (10,382)

Interest income                        153           40           263         47
                                   -------      -------      --------   --------

Net loss                           $(7,317)     $(2,545)     $(22,798)  $(10,335)
                                   -------      -------      --------   --------

Net loss per share
      - basic and diluted          $ (0.11)     $ (0.05)     $  (0.40)  $  (0.21)

Weighted average shares outstanding
      - basic and diluted           63,677       50,063        56,371     50,063


(a)The three months and year ended June 30, 1999 include charges related to the litigation with Merck & Co., Inc. and Merck-Medco Managed Care L.L.C. of $1,800 and $4,300, respectively. These amounts represent a $0.03 per share charge for the three months ended June 30, 1999 and a $0.08 per share charge for the year ended June 30, 1999.

(b)The year ended June 30, 1999 includes a previously announced one time write-off of capitalized software costs resulting from a previously announced transaction of $2,381 or $.04 per share.

THIS PRESS RELEASE CONTAINS CERTAIN FORWARD LOOKING STATEMENTS RELATING TO CAREINSITE'S FUTURE OPERATIONS, POTENTIAL STRATEGIC TRANSACTIONS, INITIATIVES AT THE COMPANY, DEALINGS WITH CUSTOMERS AND PARTNERS FOR ITS HEALTHCARE ELECTRONIC COMMERCE SERVICES, DEVELOPMENT OF ITS HEALTHCARE E-COMMERCE BUSINESS AND EXTERNAL TRANSACTIONS. THESE STATEMENTS ARE BASED ON CAREINSITE'S CURRENT PLANS AND EXPECTATIONS AND INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL FUTURE EVENTS AND RESULTS OF OPERATIONS TO BE DIFFERENT FROM THOSE DESCRIBED OR IMPLIED BY SUCH FORWARD LOOKING STATEMENTS. THE RISKS AND UNCERTAINTIES OF THE COMPANY'S BUSINESS INCLUDE, BUT ARE NOT LIMITED TO, PRODUCT DEMAND AND MARKET ACCEPTANCE RISKS, THE SUCCESSFUL COMPLETION OF NEGOTIATIONS REGARDING, AND THE CONSUMMATION OF, STRATEGIC TRANSACTIONS, THE FEASIBILITY OF DEVELOPING COMMERCIALLY PROFITABLE HEALTHCARE E-COMMERCE SERVICES, THE EFFECT OF ECONOMIC CONDITIONS, USER ACCEPTANCE, THE IMPACT OF COMPETITIVE PRODUCTS OR SERVICES, PRICING, PRODUCT DEVELOPMENT, COMMERCIALIZATION AND TECHNOLOGICAL DIFFICULTIES, RISKS ASSOCIATED WITH THE INTEGRATION AND MANAGEMENT OF ACQUIRED BUSINESSES, RISKS AND UNCERTAINTIES ASSOCIATED WITH THE EFFECT OF LITIGATION AND OTHER RISKS DETAILED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS. FURTHER INFORMATION ABOUT THESE MATTERS CAN BE FOUND IN CAREINSITE'S SECURITIES AND EXCHANGE COMMISSION FILINGS. CAREINSITE EXPRESSLY DISCLAIMS ANY INTENT OR OBLIGATION TO UPDATE THESE FORWARD LOOKING STATEMENTS.
                                  * * * * *

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